Exhibit 10.1

CHIQUITA STOCK AND INCENTIVE PLAN

(Adopted March 19, 2002, as amended through September 1, 2008)

CHIQUITA STOCK AND INCENTIVE PLAN

TABLE OF CONTENTS

I.	PURPOSE		1

II.	DEFINITIONS		1

III.	ADMINISTRATION		7

	3.1	The Committee	7
	3.2	Powers of the Committee	7
	3.3	Guidelines	8
	3.4	Delegation of Authority	8
	3.5	Decisions Final	8
	3.6	Award Agreements	8

IV.	SHARES SUBJECT TO PLAN		8

	4.1	Shares Available for Issuance of Awards	8
	4.2	Maximum Awards Per Participant	9
	4.3	Re-Use of Shares	9
	4.4	Adjustment Provisions	9

V.	CHANGE IN CONTROL; MERGER, CONSOLIDATION, ETC.		10

	5.1	Effect of Change in Control On Outstanding Awards	10
	5.2	Separation from Service After Change in Control	10
	5.3	Merger, Consolidation, Etc.	10
	5.4	Applicability of Section V	11

VI.	EFFECTIVE DATE AND DURATION OF PLAN		11

	6.1	Effective Date	11
	6.2	Duration of Plan	11

VII.	STOCK OPTIONS		12

	7.1	Grants	12
	7.2	Terms of Options	12
	7.3	Incentive Stock Options	13
	7.4	Replacement Options	13

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VIII.	RESTRICTED AND UNRESTRICTED STOCK AWARDS		14

	8.1	Grants of Restricted Stock Awards	14
	8.2	Terms and Conditions of Restricted Awards	15
	8.3	Unrestricted Stock Awards	16

IX.	PERFORMANCE AWARDS		16

	9.1	Performance Awards	16
	9.2	Terms and Conditions of Performance Awards	16

X.	STOCK APPRECIATION RIGHTS		17

	10.1	Stock Appreciation Rights	17
	10.2	Terms and Conditions of Stock Appreciation Rights	18

XI.	TERMINATION OF AWARDS		18

	11.1	Termination of Awards to Employees and Directors	18
	11.2	Awards to Advisors	19
	11.3	Acceleration of Vesting Upon Termination	19
	11.4	Repricing, Exchange and Repurchase of Awards	20

XII.	TERMINATION OR AMENDMENT OF THIS PLAN		20

	12.1	Termination or Amendment	20

XIII.	GENERAL PROVISIONS		21

	13.1	No Right to Continued Employment	21
	13.2	Awards to Persons Outside the United States	21
	13.3	Non-Transferability of Awards	21
	13.4	Other Plans	21
	13.5	Unfunded Plan	22
	13.6	Withholding of Taxes	22
	13.7	Reimbursement of Taxes	22
	13.8	Governing Law	22
	13.9	Liability	22
	13.10	Successors	23
	13.11	Transactions Involving Common Stock	23
	13.12	Exemption from, or Compliance with, Section 409A	23

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SUPPLEMENT A TO PLAN

A-1. GENERAL		24

A-2. BONUS AWARDS		24

A-2.1	Designation	24
A-2.2	Award Limit	24
A-2.3	Performance Goals	24
A-2.4	Attainment of Performance Goals	25
A-2.5	Exceptions to Performance Goal Requirement	25

A-3. DISTRIBUTIONS		25

A-4. OPERATION AND ADMINISTRATION		25

A-4.1	Effective Date	25
A-4.2	Benefits May Not Be Assigned	25
A-4.3	Benefits Under Other Plans	26

A-5. COMMITTEE		26

A-6. AMENDMENT AND TERMINATION		26

A-7. DEFINED TERMS		26

SUPPLEMENT B TO PLAN

B-1. GENERAL		28

B-2. LONG-TERM INCENTIVE AWARDS		28

B-2.1	Designation	28
B-2.2	Award Limit	28
B-2.3	Performance Goals	28
B-2.4	Attainment of Performance Goals	29
B-2.5	Exceptions to Performance Goal Requirement	29

B-3. DISTRIBUTIONS		29

B-4. OPERATION AND ADMINISTRATION		30

B-4.1	Effective Date	30
B-4.2	Benefits May Not Be Assigned	30
B-4.3	Benefits Under Other Plans	30

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B-5. COMMITTEE	30

B-6. AMENDMENT AND TERMINATION	30

B-7. DEFINED TERMS	31

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CHIQUITA STOCK AND INCENTIVE PLAN

SECTION I.

PURPOSE

The purpose of the Chiquita Stock and Incentive Plan (the “Plan”) is to promote the long-term growth and financial success of Chiquita Brands International, Inc. (the “Company”) and its subsidiaries by enabling the Company to compete successfully in attracting and retaining employees and directors (and consultants and advisors) of outstanding ability, stimulating the efforts of such persons to achieve the Company’s long-range performance goals and objectives, and encouraging the identification of their interests with those of the Company’s shareholders.

SECTION II.

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Advisor” means a person who provides bona fide advisory or consulting services to the Company or a Subsidiary and whose Shares subject to an Award are eligible for registration on Form S-8 under the Securities Act of 1933.

2.2 “Award” means any form of Stock Option, Restricted Stock Award, Unrestricted Stock Award, Performance Award, or Stock Appreciation Right granted under this Plan.

2.3 “Award Agreement” means a written agreement setting forth the terms of an Award.

2.4 “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.

2.5 “Award Period” or “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, unless otherwise defined in an Award Agreement or a severance agreement in effect between a Participant and the Company (in which case such definition shall govern), a Participant’s engaging in any of the following acts:

(i) any type of disloyalty to the Company or a Subsidiary, including, without limitation, fraud, embezzlement, theft, or dishonesty in the course of a Participant’s employment or business relationship with the Company or Subsidiary; or

(ii) conviction of a felony or other crime involving a breach of trust or fiduciary duty owed to the Company or a Subsidiary; or

(iii) unauthorized disclosure of trade secrets or confidential information of the Company or a Subsidiary; or

(iv) a material breach of any agreement with the Company or a Subsidiary in respect of confidentiality, non-disclosure, non-competition or otherwise; or

(v) any serious violation of a policy of the Company or a Subsidiary that is materially damaging to the interests of the Company or Subsidiary.

2.8 “Change in Control” means the occurrence after the Effective Date of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Exempt Entity, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the total voting power of all of the Company’s voting securities then outstanding (“Voting Shares”);

(ii) on any date, the individuals who constituted the Company’s Board at the beginning of the two-year period immediately preceding such date (together with any new directors whose election by the Company’s Board, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

(iii) immediately after a merger or consolidation of the Company or any Subsidiary of the Company with or into, or the sale or other disposition of all or substantially all of the Company’s assets to, any other corporation (where pursuant to the terms of such transaction outstanding Awards are assumed by the surviving, resulting or acquiring corporation or new Awards are substituted therefor), the Voting Shares of the Company outstanding immediately prior to such transaction do not represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity or any parent thereof) more than 50% of the total voting power of the voting securities of the Company or surviving or acquiring entity or any parent thereof outstanding immediately after such merger or consolidation.

2.9 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to any particular section of the Code include references to any successor amendments or replacements of such section.

2.10 “Committee” means the committee appointed by the Board and consisting of two or more Directors of the Company, each of whom shall be a “non-employee director” as defined in Rule 16b-3 and an “outside director” as defined in the regulations under Section 162(m) of the Code.

2.11 “Common Stock” means the Company’s Common Stock, par value $.01 per share, and any successor security.

2.12 “Company” means Chiquita Brands International, Inc.

2.13 “Designated Payment Date” has the meaning set forth in Section 8.2(a).

2.14 “Director” means any person serving on the Board of Directors of the Company or any of its Subsidiaries who is not an Officer (or officer) or Employee of the Company or any Subsidiary.

2.15 “Disability” means (i) a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code as determined by the Committee in good faith upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice, or (ii) in the case of an Employee, a disability that qualifies as a long-term disability under the Company’s or a Subsidiary’s Long Term Disability insurance, or (iii) any other definition of disability set forth in an Award Agreement.

2.16 “Effective Date” means March 19, 2002.

2.17 “Eligible Person” means any person who is either an Employee, Director or Advisor.

2.18 “Employee” means (i) any officer or employee of the Company or a Subsidiary (including those employees on military leave, sick leave, or other bona fide leave of absence approved by the Company or a Subsidiary) or (ii) any person who has received and accepted an offer of employment from the Company or a Subsidiary.

2.19 “Exchange Act” means the Securities Exchange Act of 1934.

2.20 “Exempt Entity” means (i) an underwriter temporarily holding securities pursuant to an offering of such securities and (ii) the Company, any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries.

2.21 “Fair Market Value” means, as of any date, the closing price of a Share on a specified date as reported on the New York Stock Exchange Composite Tape (or such other consolidated transaction reporting system on which the Shares are primarily traded) or, if the Shares were not traded on such day, then the next preceding day on which the Shares were traded, all as reported by such source as the Committee may select. If the Shares are not traded on a national securities exchange or other market system, Fair Market Value shall be determined by the Committee in accordance with Section 409A of the Code.

2.22 “Immediate Family” means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships; provided, however, that if the Committee adopts a different definition of “immediate family” (or similar term) in connection with the transferability of Stock Options and SARs awarded under this Plan, such definition shall apply, without further action of the Board.

2.23 “Incentive Stock Option” means any Stock Option awarded under Section VII of this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24 “Non-Qualified Stock Option” means any Stock Option awarded under Section VII of this Plan that is not an Incentive Stock Option.

2.25 “Officer” means a person who has been determined to be an officer of the Company under Rule 16a-1(f) in a resolution adopted by the Board.

2.26 “Option Price” or “Exercise Price” means the price per share at which Common Stock may be purchased upon the exercise of an Option or an Award.

2.27 “Participant” means an Eligible Person to whom an Award has been made pursuant to this Plan.

2.28 “Performance Award” means an Award granted pursuant to Section IX.

2.29 “Performance-Based Compensation” means compensation intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code and the Treasury Regulations thereunder.

2.30 “Performance Measures” means any one or more of the following, as selected by the Committee and applied to the Company as a whole or individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (ii) appreciation in the Fair Market Value, book value or other measure of value of the Common Stock; (iii) cash flow; (iv) earnings (including, without limitation, earnings per share); (v) return on equity; (vi) return on investment; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) revenue; (xi) income (including, without limitation, net income); (xii) operating income (including, without limitation, net operating income); (xiii) operating profit (including, without limitation, net operating profit); (xiv) operating margin; (xv) return on operating revenue; and (xvi) market share.

2.31 “Reference Price” with respect to a SAR means a dollar amount determined by the Committee at the time of Grant.

2.32 “Replacement Option” means a Non-Qualified Stock Option granted pursuant to Section 7.4 upon the exercise of a Stock Option granted pursuant to the Plan where the Option Price is paid with previously owned shares of Common Stock.

2.33 “Restricted Stock” means those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

2.34 “Restricted Stock Award” means an award of a fixed number of Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.

2.35 “Retirement” means an Employee’s or Director’s Separation from Service (in each case other than by reason of death or Disability or for Cause) on or after (i) attainment of age 65 or (ii) attainment of age 55 with 10 years of employment with, or service on the Board of, the Company or a Subsidiary.

2.36 “Rule 16b-3” and “Rule 16a-1(f)” mean Rules 16b-3 and 16a-1(f) under the Exchange Act or any corresponding successor rules or regulations.

2.37 “Separation from Service” or “Separates from Service” has the meaning ascribed to such term in Section 409A of the Code.

2.38 “Share” means one share of the Company’s Common Stock.

2.39 “Short-term Deferral Deadline” means the last day on which a payment or the delivery of Shares would qualify as a short-term deferral under Treasury Regulation § 1.409A-1(b)(4). A payment or delivery of Shares that occurs no later of the 15th day of the third month following the Participant’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) or the 15th day of the third month following the end of the Company’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) generally qualifies as a short-term deferral.

2.40 “Specified Employee Delayed Payment Date” has the meaning set forth in Section 8.2(a).

2.41 “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, an amount of cash, a number of Shares or a combination thereof equal in value to, the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the Reference Price of the SAR.

2.42 “Stock Option” or “Option” means the right to purchase shares of Common Stock (including a Replacement Option) granted pursuant to Section VII of this Plan.

2.43 “Subsidiary” means, with respect to grants of Awards (other than Incentive Stock Options), any entity directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a controlling interest (as defined in Treasury Regulation § 1.409A-1(b)(5)(iii)), as determined by the Committee, in its sole discretion, provided such entity is considered a service recipient (within the meaning of Section 409A) that may be aggregated with the Company.

With respect to grants of Incentive Stock Options, the term “Subsidiary” means any corporation and any other entity considered a subsidiary as defined in Section 424(f) of the Code.

2.44 “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.

2.45 “Unrestricted Stock Award” means an Award granted pursuant to Section 8.3.

2.46 “Vest” means, in the case of any Award, to become exercisable or become free of restrictions solely as a result of either (i) the passage of required time periods specified under the terms of the Award (“Passage of Time Criteria”) or (ii) the inapplicability of Passage of Time Criteria due to a Change of Control or a Separation from Service pursuant to the provisions of Section XI. For purposes of this Plan, “Vest” does not refer to an Award becoming exercisable or free of restrictions due to the attainment of performance criteria or any other criteria not solely related to the passage of time (“Other Criteria”). An Award whose terms specify Other Criteria that have not been fully satisfied at the time of a Change of Control or Separation from Service will not Vest (unless otherwise determined by the Committee or specifically provided by such terms) solely as a result of a Change of Control (even if the terms of such Award contain Passage of Time Criteria in addition to, in combination with, or as an alternative to such

Other Criteria), unless such Vesting is provided for in a separate agreement between the holder of the Award and the Company; provided, however, that such Awards shall be eligible for vesting pursuant to Sections 5.2 or 5.3 hereof.

SECTION III.

ADMINISTRATION

3.1 The Committee. This Plan shall be administered and interpreted by the Committee. Except as provided in Section 3.4, any function of the Committee also may be performed by the Board. Actions of the Committee may be taken by a majority of its members at a meeting or by the unanimous written consent of all of its members without a meeting.

3.2 Powers of the Committee. The Committee shall have the power and authority to operate, manage and administer the Plan on behalf of the Company, which includes, but is not limited to, the power and authority:

(i) to grant to Eligible Persons one or more Awards consisting of any or a combination of Stock Options, Restricted Stock, Unrestricted Stock, Performance Awards, and Stock Appreciation Rights;

(ii) to select the Eligible Persons to whom Awards may be granted;

(iii) to determine the types and combinations of Awards to be granted to Eligible Persons;

(iv) to determine the number of Shares or units which may be subject to each Award;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, the term, price, exercisability, method of exercise and payment, any restriction or limitation on transfer, any applicable performance measures or contingencies, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award) and the related Shares, based on such factors as the Committee shall determine; and

(vi) to modify or waive any restrictions, contingencies or limitations contained in, and grant extensions to the terms or exercise periods of, or accelerate the vesting of, any outstanding Awards, as long as such modifications, waivers, extensions or accelerations would not either cause the Award to be treated as the granting of a new Award or an extension of the Award under Code Section 409A that is not exempt from, or compliant with, the requirements of Section 409A or be inconsistent with the terms of the Plan, but no such changes shall impair the rights of any Participant without his or her consent unless required by law or integrally related to a requirement of law.

3.3 Guidelines. The Committee will have the authority and discretion to interpret the Plan and any Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry the Plan into effect.

3.4 Delegation of Authority. The Committee may delegate to one or more of the Company’s Officers or (in the case of ministerial duties only) other employees all or any portion of the Committee’s authority, powers, responsibilities and administrative duties under the Plan, with such conditions and limitations as the Committee shall prescribe in writing; provided, however, that only the Committee is authorized to grant Awards to, or make any decisions with respect to Awards granted to, Officers. A record of all actions taken by any Officer to whom the Committee has delegated a portion of its powers or responsibilities shall be filed with the minutes of the meetings of the Committee and shall be made available for review by the Committee upon request.

3.5 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee (or of any person acting under a delegation pursuant to Section 3.4) concerning the application or administration of the Plan or any Award(s) shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.

3.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement substantially in the form approved by the Committee from time to time.

SECTION IV.

SHARES SUBJECT TO PLAN

4.1 Shares Available for Issuance of Awards. Subject to adjustment as provided in Section 4.4, the aggregate number of Shares which may be issued under this Plan shall not exceed 9,425,926 Shares. As determined from time to time by the Committee, the Shares available under this Plan for grants of Awards may consist either in whole or in part of authorized but unissued Shares or Shares which have been reacquired by the Company following original issuance. The aggregate number of Stock Appreciation Right units granted under this Plan shall not exceed 500,000, and the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 9,425,926.

4.2 Maximum Awards Per Participant. The number of shares covered by Options, together with the number of SAR units, granted to any one individual shall not exceed 2,000,000 during any one calendar-year period.

No more than 500,000 Shares of Common Stock may be issued in payment of Performance Awards denominated in Shares of Common Stock, and no more than $5,000,000 in cash (or Fair Market Value if paid in Shares of Common Stock) may be paid pursuant to Performance Awards denominated in dollars, granted in each case to any one individual during any one calendar-year period that are intended to be Performance-Based Compensation. If delivery of Shares earned under a Performance Award is delayed, any additional Shares attributable to dividends paid during such period of delayed delivery shall be disregarded for purposes of this paragraph.

4.3 Re-Use of Shares. If any Award granted under this Plan shall expire, terminate or be forfeited or canceled for any reason before it has vested or been exercised in full, the number of unissued or undelivered Shares subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, Shares that are tendered to or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares tendered to or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. In addition, a SAR settled in Shares of Common Stock shall be considered settled in full against the number of Shares available for award.

4.4 Adjustment Provisions.

(a) Adjustment for Change in Capitalization. If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution to shareholders of cash or property which, has an impact on the value of outstanding Shares, then the numbers of Shares and SAR units specified in Sections 4.1 and 4.2, the specified or fixed numbers of Shares or SAR units covered by each outstanding Award, and, if applicable, the Option Price, Reference Price, or performance goals for each outstanding Award shall be proportionately adjusted; provided that (i) any adjustments made in the number of Shares with respect to which Incentive Stock Options may be or have been granted shall be made in accordance with Code Section 424, (ii) the numbers of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code, and (iii) fractions of a Share will not be issued but either will be replaced by a cash payment equal to Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.

(b) Other Equitable Adjustments. Notwithstanding any other provision of the Plan, and without affecting the number of Shares or SAR units reserved or available hereunder, the Committee may authorize the issuance, continuation or assumption of Awards or provide for equitable adjustments or changes in the terms of Awards, in connection with any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate; provided, that the numbers and types of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code.

SECTION V.

CHANGE IN CONTROL; MERGER, CONSOLIDATION, ETC.

5.1 Effect of Change in Control On Outstanding Awards. Except as otherwise provided in Section 2.46 (but subject to the provisions of Award Agreement or a separate agreement between the holder of the Award and the Company), in the event of, and upon a Change in Control, all Awards issued under the Plan prior to [DATE] and outstanding on the date of such Change in Control shall become fully (100%) Vested. With respect to Awards issued under the Plan on or after [DATE], all such Awards shall only be subject to accelerated Vesting in accordance with Section 5.2 or 5.3, unless otherwise determined by the Committee or unless earlier vesting is provided for in an Award Agreement or other agreement between the Participant and the Company (in which case such other agreement shall govern).

5.2 Separation from Service After Change in Control. In the event that an Employee has a Separation from Service as a result of the Company or a Subsidiary terminating such Employee’s service for any reason other than for Cause within one (1) year after a Change in Control, (A) all Awards held by such Participant shall fully Vest immediately prior to such Separation from Service and (B) all of the outstanding Vested Stock Options and SARs held by such Employee on the date of Separation from Service shall be exercisable for a period ending on the earlier to occur of the first anniversary of the date of Separation from Service or the respective Expiration Dates of such Stock Options and SARs.

5.3 Merger, Consolidation, Etc. In the event that the Company shall, pursuant to action by its Board of Directors, propose to (i) merge into, consolidate with, sell or otherwise dispose of all or substantially all of its assets, to another corporation or other entity and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Awards under the Plan, or the substitution of new Awards therefor, or (ii) dissolve or liquidate, then (A) the Committee shall cause written notice of such proposed transaction to be given to each Participant not less than 30 days prior to the anticipated date on which such proposed transaction is to be consummated, and (B) all outstanding Awards that are not so assumed or substituted for shall become fully (100%) Vested immediately prior, but subject, to actual consummation of the transaction. Prior to a date specified in the notice, which shall not be more than 3 days prior to the consummation of such transaction, each Participant shall have the right to exercise all Stock Options and SARs held by such Participant that are not so assumed or substituted for on the following basis: (x) such exercise shall be conditioned on consummation of such transaction, (y) such exercise shall be effective immediately prior to the consummation of such transaction, and (z) the Option Price for any such Stock Options shall not be required to be paid until 7 days after written notice by the Company to the Participant that such transaction has been consummated. If such transaction is consummated, each Stock Option and SAR, to the extent not previously exercised prior to the date specified in the foregoing notice of proposed transaction, shall terminate upon the consummation of such transaction. If such transaction is abandoned, (a) any and all conditional exercises of Stock Options and SARs in accordance with this Section 5.3 shall be deemed annulled and of no force or effect and (b) to the extent that any Award shall have Vested solely by operation of this Section 5.3, such Vesting shall be deemed annulled and of no force or effect and the Vesting provisions of such Award shall be reinstated.

5.4 Applicability of Section V. The provisions of Section V shall apply to all Awards granted under the Plan, unless and to the extent that the Committee expressly provides otherwise in the terms of an Award at the time it is granted.

SECTION VI.

EFFECTIVE DATE AND DURATION OF PLAN

6.1 Effective Date. This Plan was originally effective on the Effective Date. This amended Plan was adopted by the Board of Directors on April 6, 2006 and shall be effective, as amended, as of such date, except that the amendment approved by the Board of Directors increasing the maximum aggregated number of Shares available for issuance under the Plan (including issuance through Incentive Stock Options) from 5,925,926 shares to 9,425,926 shares shall become effective only upon its approval by the shareholders of the Company at the 2006 Annual Meeting.

6.2 Duration of Plan. The Plan shall continue in effect indefinitely until terminated by the Board pursuant to Section XII. Notwithstanding the continued effectiveness of this Plan, no Incentive Stock Option shall be granted under this Plan on or after the tenth anniversary of the Effective Date.

SECTION VII.

STOCK OPTIONS

7.1 Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted shall be designated as either a Non-Qualified Stock Option or an Incentive Stock Option. One or more Stock Options may be granted to any Eligible Person, except that only Non-Qualified Stock Options may be granted to any Director of or Advisor to the Company.

7.2 Terms of Options. Except as otherwise required by Sections 7.3 and 7.4, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Option Price. The Option Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, except that in no event shall the Option Price be less than 100% of Fair Market Value on the Grant Date.

(b) Option Term. The Term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after its Award Date.

(c) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement; provided, however, that an Option may not be exercised as to less than one hundred (100) Shares at any time unless the number of Shares for which the Option is exercised is the total number available for exercise at that time under the terms of the Option.

(d) Method of Exercise. A Stock Option may be exercised in whole or in part at any time during its Term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in cash unless some other form of consideration is approved by the Committee at or after the grant. Payment in full or in part also may be made in the form of Shares of Common Stock owned by the Participant for at least six (6) months prior to exercise, which Shares shall be valued at the Fair Market Value of the Common Stock on the date of exercise.

(e) Cashless Exercise. A Participant may elect to pay the Exercise Price upon the exercise of an Option by authorizing a broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(f) Non-Transferability of Options. Stock Options shall be Transferable only to the extent provided in Section 13.3 of this Plan.

(g) Termination. Stock Options shall terminate in accordance with Section XI of this Plan.

(h) No Right to Defer. In no event shall a Stock Option awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Stock Option under Treas. Reg. § 1.83-7, or the time the Shares acquired pursuant to the exercise of the Stock Option first become substantially vested (as defined in Treas. Reg. § 1.83-3(b)).

(i) Fixed Number of Shares. The number of Shares subject to a Stock Option shall be fixed on the Grant Date.

7.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:

(a) Award Agreement. Any Award Agreement relating to an Incentive Stock Option shall contain such terms and conditions as are required for the Option to be an “incentive stock option” as that term is defined in Section 422 of the Code.

(b) Ten Percent Shareholder. An Incentive Stock Option shall not be awarded to any person who, at the time of the Award, owns or is deemed to own (by reason of attribution rules of Section 424(d) of the Code) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent corporation (as defined in Section 424(e) of the Code), if any, and its subsidiary corporations (as defined in Section 424(f) of the Code).

(c) Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of an affected Participant, to disqualify any Incentive Stock Option under Section 422 of the Code, except as may result in the event of a Change of Control.

(d) Notification of Disqualifying Disposition. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of Shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

7.4 Replacement Options. The Committee may provide at the time of grant that an Option shall include the right to acquire a Replacement Option upon the exercise of such Option (in whole or in part) prior to an Employee’s Separation from Service if the payment of the Option Price is paid in Shares. In addition to any other terms and conditions the Committee deems appropriate, the Replacement Option shall be subject to the following terms:

(a) Number of Shares. The number of Shares subject to the Replacement Option shall not exceed the sum of the number of whole Shares used to satisfy the Option Price (whether by delivery of Shares to the Company or by reduction of Shares otherwise deliverable to the Participant on exercise) of the original Option and the number of whole Shares, if any, used to satisfy the payment for withholding taxes (whether by such delivery or such reduction) in accordance with Section 13.6.

(b) Grant Date. The Replacement Option Grant Date will be the date of the exercise of the original Option.

(c) Option Price. The Option Price per share of Common Stock purchasable under a Replacement Option shall be determined by the Committee at the time of grant, except that in no event shall the Option Price be less than 100% of Fair Market Value on the Replacement Option Grant Date.

(d) Vesting. The Replacement Option shall be exercisable no earlier than one (1) year after the Replacement Option Grant Date.

(e) Term. The Term of the Replacement Option will not extend beyond the Term of the original Option to which the Replacement Option relates.

(f) Non-Qualified. The Replacement Option shall be a Non-Qualified Stock Option.

SECTION VIII.

RESTRICTED AND UNRESTRICTED STOCK AWARDS

8.1 Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine. Such conditions may, but need not, be conditions that cause the Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Sections 83 or 409A of the Code).

8.2 Terms and Conditions of Restricted Awards. Restricted Stock Awards shall be subject to the following provisions:

(a) Issuance of Shares. Shares of Restricted Stock may be issued immediately upon grant or upon vesting, as determined by the Committee. If Shares are to be issued upon vesting, such Shares shall be delivered on or before the Short-term Deferral Deadline, except that Shares that vest on account of the Participant’s Separation from Service by reason of Retirement in accordance with Section 11.1(a) shall be delivered on the first payroll date following the date of Separation from Service (the “Designated Payment Date”). If the Shares cannot be delivered on the Designated Payment Date because it is administratively impracticable, the Shares will be delivered as soon as administratively practicable, but in no event later than a date within the same taxable year of the Participant as the Designated Payment Date or, if later, by the 15th day of the third calendar month following the Designated Payment Date; provided, however, that the Participant shall not be permitted, directly or indirectly, to designate the taxable year of delivery of the Shares. Notwithstanding the forgoing, (i) if it is reasonably determined that Section 409A of the Code will result in the imposition of additional tax on account of the delivery of the Shares before the expiration of the 6-month period described in Section 409A(a)(2)(B)(i) (relating to the required delay in payment to a specified employee pursuant to a Separation from Service), such delivery will in lieu thereof be made on the date that is six (6) months and one (1) day following the date of the Participant’s Separation from Service (or, if earlier, the date of death of the Participant) (the “Specified Employee Delayed Payment Date”), and (ii) a Participant may defer delivery of the Shares subject to a Restricted Stock Award to a date or dates after the Restricted Stock Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) if the terms of the Restricted Stock Award and any deferral election comply with the requirements of Section 409A of the Code. A Participant shall be a “specified employee” for purposes of this Plan if he or she is a specified employee as such term is defined in Treas. Reg. §1.409A-1(i) and in accordance with such rules as may be established by the Committee (including its delegate) from time to time.

(b) Stock Powers and Custody. If shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions on them shall have lapsed.

(c) Shareholder Rights. Participants receiving Restricted Stock Awards that provide for issuance of the Shares upon vesting (including Shares that vest on account of the Participant’s Separation from Service by reason of Retirement in accordance with Section 11.1(a)) shall not be entitled to dividend or voting rights in respect of any such Shares until they are fully vested and issued.

8.3 Unrestricted Stock Awards. The Committee may make Awards of unrestricted Common Stock to (i) Eligible Persons in recognition of outstanding achievements or contributions by such persons or (ii) Directors for service on the Board. Unrestricted Shares issued under this Section 8.3 may be issued for no cash consideration. In the event an Unrestricted Stock Award is granted, the Shares subject to such Award shall be issued immediately upon (or as promptly as is administratively practicable after) grant; provided that a Participant may defer delivery of the Shares subject to an Unrestricted Stock Award to a later date or dates if the terms of the Unrestricted Stock Award and any deferral election comply with the requirements of Section 409A of the Code.

SECTION IX.

PERFORMANCE AWARDS

9.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to Eligible Persons in accordance with the following terms and conditions:

(a) Grant. A Performance Award shall consist of the right to receive either (i) Common Stock or cash of an equivalent value, or a combination of both, at the end of a specified Performance Period (defined below) or (ii) a fixed-dollar amount payable in cash or Shares, or a combination of both, at the end of a specified Performance Period. The Committee shall determine the Eligible Persons to whom and the time or times at which Performance Awards shall be granted, the number of Shares or the amount of cash to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Section 9.2.

(b) Performance Criteria and Performance-Based Compensation. The Committee shall designate any Performance Award granted to a Participant that is intended to be Performance-Based Compensation. Any Performance Award designated as intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance goals, based on one or more Performance Measures, to the extent required by Code Section 162(m). Any Performance Award under this Section 9.1 not designated as intended to be Performance-Based Compensation may be conditioned on such performance goals, factors, or criteria as the Committee shall determine. Such conditions may, but need not, be conditions that cause the Performance Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

9.2 Terms and Conditions of Performance Awards. Performance Awards granted pursuant to this Section IX shall be subject to the following terms and conditions:

(a) Shareholder Rights. A Participant receiving a Performance Award shall not be entitled to dividend or voting rights in respect of the Shares covered by the Performance Award until the Award has vested in whole or part and any Shares earned have been issued.

(b) Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or both (as the Committee may determine) shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award. In no event shall the shares certificates, cash or both be delivered later than the Short-term Deferral Deadline, except that shares certificates, cash or both that are payable on account of the Participant’s Separation from Service by reason of Retirement in accordance with Section 11.1(a) shall be delivered on the Designated Payment Date unless it is reasonably determined that Code Section 409A will result in the imposition of additional tax on account of such payment before the expiration of the 6-month period described in Section 409A(a)(2)(B)(i), in which case such payment will be made on the Specified Employee Delayed Payment Date; provided that a Participant may defer payment under a Performance Award to a date or dates after the Performance Award is no longer subject to a substantial risk of forfeiture if the terms of the Performance Award and any deferral election comply with the requirements of Section 409A of the Code.

(c) Non-Transferability. Performance Awards shall not be Transferable except in accordance with the provisions of Section 13.3 of this Plan.

(d) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Plan, upon a Participant’s Separation from Service for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

SECTION X.

STOCK APPRECIATION RIGHTS

10.1 Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights. Any Stock Appreciation Right granted shall be for a specified number of units and have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award. Unless otherwise determined by the Committee, Stock Appreciation Rights may be granted only to Eligible Persons residing in jurisdictions outside the United States to whom, in the Committee’s judgment, it is not practicable to grant Stock Options due to the tax and other laws and regulations of such jurisdictions.

10.2 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights granted pursuant to this Section X shall be subject to the following terms and conditions:

(a) Reference Price. The Reference Price per Share unit subject to a SAR shall be determined by the Committee at the time of grant, except that in no event shall the Reference Price be less than 100% of Fair Market Value on the Award Date.

(b) Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after its Award Date.

(c) Exercise. A Stock Appreciation Right shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement.

(d) Distribution. The Committee shall determine in its sole discretion, at or after the Award Date, whether Shares, cash or a combination thereof shall be delivered to the holder upon exercise of a SAR. Shares so delivered shall be valued at their Fair Market Value on the date of the SAR’s exercise.

(e) Non-Transferability and Termination. SARs shall be Transferable only to the extent provided in Section 13.3 of this Plan and shall terminate in accordance with Section XI of this Plan.

(f) No Right to Defer. In no event shall a SAR awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

(g) Fixed Number of Shares. The number of Shares subject to a SAR shall be fixed on the Award Date.

SECTION XI.

TERMINATION OF AWARDS

11.1 Termination of Awards to Employees and Directors. Subject to the provisions of Section 11.3, all Awards issued to Employees and Directors under this Plan shall terminate as follows:

(a) Termination by Death, Disability or Retirement. Unless otherwise determined by the Committee at the time of grant, if such a Participant Separates from Service by reason of his or her death, Disability or Retirement, any Awards held by the Participant shall become fully Vested and, in the case of Stock Options and SARs, may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative for a period of three (3) years (or such longer period as the Committee may specify at or after grant, which period may not exceed the 10th anniversary of the original date of grant of the Stock Option or SAR) after the date of such Separation from Service or until the expiration of the stated term of such Award, whichever period is shorter.

(b) Termination For Cause. If such a Participant Separates from Service for Cause, or if after such separation the Participant engages in any act which would have warranted a Separation from Service for Cause, the Participant shall forfeit all of his or her rights to any outstanding Awards which have not been exercised and all of such unexercised Awards shall terminate upon the earlier to occur of the date of Separation from Service or the date upon which the Participant has engaged in any of the conduct described as justifying such a separation for Cause.

(c) Other Termination. Unless otherwise determined by the Committee at the time of grant, if such a Participant Separates from Service for any reason other than death, Disability, Retirement or Cause, all of the Participant’s Vested or otherwise exercisable Stock Options and SARs will terminate on the earlier to occur of the stated expiration date of the Awards or ninety (90) calendar days after such Separation from Service. If a Participant dies during the ninety (90) day period following the Separation from Service, any unexercised Award held by the Participant shall be exercisable, to the full extent that such Award was exercisable at the time of death, for a period of one (1) year from the date of death or until the expiration of the stated term of the Award, whichever occurs first.

11.2 Awards to Advisors. An Award granted to an Advisor shall terminate as provided in the Award Agreement.

11.3 Acceleration of Vesting Upon Termination. Upon a Participant’s Separation from Service, excluding, however, any Participant who has been terminated for Cause, either the Committee or, unless the Committee determines otherwise, the Chief Executive Officer may, in its or his sole discretion:

(a) Accelerate the Vesting of, or otherwise cause to be exercisable or free of restrictions, all or part of any Awards held by the Participant so that such Awards will be fully or partially exercisable as of the date of Separation from Service or such other date as the Committee or Chief Executive Officer may choose; and

(b) Extend the exercise period of all or part of any Stock Options and SARs held by the Participant for up to five years from the date of termination (whether such termination was because of death, Disability, Retirement or otherwise), but in no event longer than the earlier of the original expiration date of such Award or the 10th anniversary of the original date of grant of the Stock Option or SAR;

provided, however, that (i) no person or entity other than the Committee shall have the authority or discretion to accelerate the Vesting of, otherwise cause to be exercisable or free of restrictions or conditions, or extend the exercise period of, any Award granted to an Officer or Director of the Company, and (ii) such acceleration, waiver, or extension shall not cause the Award to be treated as the granting of a new Award or an extension of the Award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.

11.4 Repricing, Exchange and Repurchase of Awards. Notwithstanding any other provisions of this Plan, without shareholder approval and the consent of each affected Participant, this Plan does not permit (i) any decrease in the Exercise Price, Reference Price or other purchase price of an Award or any other decrease in the pricing of an outstanding Award, (ii) the issuance of any substitute Option or SAR with a lower Exercise Price or Reference Price than an existing Option or SAR which is forfeited or cancelled in exchange for the substitute Option or SAR, or (iii) the repurchase by the Company of any Option or SAR with an Exercise Price or Reference Price above Fair Market Value at the time of such repurchase. Additionally, in no event shall any offer to reprice, exchange or repurchase an Award cause the original Award, the newly granted Award or the consideration to be paid upon repurchase to be treated as the granting of a new award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.

SECTION XII.

TERMINATION OR AMENDMENT OF THIS PLAN

12.1 Termination or Amendment. The Board may at any time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law or integrally related to a requirement of law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant. In addition, no amendment may be made without first obtaining shareholder approval if such amendment would increase the maximum number of Shares or amount of cash which may be granted to any individual Participant, or increase the total number of Shares available for issuance under this Plan, or if such approval is required pursuant to applicable requirements of the Code, the Exchange Act or the listing requirements of any stock exchange on which the Common Stock is traded. Notwithstanding anything in this Plan to the contrary, the Board, in its discretion, may amend the Plan or any Award to cause the Plan and such Award to remain beyond the scope of the types of compensatory arrangements that are subject to the requirements of Section 409A of the Code or to otherwise comply with the requirements of Section 409A.

SECTION XIII.

GENERAL PROVISIONS

13.1 No Right to Continued Employment. The adoption of this Plan and the granting of Awards hereunder shall not confer upon any Employee the right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time.

13.2 Awards to Persons Outside the United States. To the extent necessary or appropriate to comply with foreign law or practice, the Committee may, without amending this Plan: (i) establish special rules applicable to Awards granted to Eligible Persons who are either or both foreign nationals or employed outside the United States, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Eligible Persons in accordance with those rules; provided that such special rules and provisions of the Award Agreements evidencing such Awards do not cause the Plan or such Awards to be considered to be compensatory arrangements subject to the requirements of Section 409A of the Code in violation of the exemption for foreign arrangements contained in any guidance issued thereunder.

13.3 Non-Transferability of Awards. Except as provided in the following sentence, no Award or benefit payable under this Plan shall be Transferable by the Participant during his or her lifetime, nor may it be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution; and no Award shall be exercisable by anyone other than the Participant or the Participant’s guardian or legal representative during such Participant’s lifetime. The Committee may in its sole discretion, at the time of grant, permit a Participant to transfer a Non-Qualified Stock Option, SAR, Restricted Stock Award or Performance Award for no consideration to a member of, or for the benefit of, the Participant’s Immediate Family (including, without limitation, to a trust in which members of the Immediate Family have more than a 50% beneficial interest, to a partnership or limited liability company for one or more members of the Immediate Family, or to a foundation in which members of the Immediate Family hold more than 50% of the voting interests), subject to such limits as the Committee may establish and so long as the transferee remains subject to all the terms and conditions applicable to such Award. The following shall be considered transfers for no consideration: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by the Participant or members of the Immediate Family, in exchange for an interest in that entity.

13.4 Other Plans. In no event shall the value of, or income arising from, any Awards issued under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.

13.5 Unfunded Plan. For purposes of the Employee Retirement Income Security Act of 1974, this Plan is intended to constitute an unfunded plan of incentive compensation, and it is not intended to provide retirement income, to result in a deferral of income for periods extending to the termination of employment or beyond, or to provide welfare benefits. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any of its Subsidiaries and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

13.6 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state, local or foreign taxes which the Company reasonably believes are required by law to be withheld. The Committee may permit all or a portion of any such withholding obligation (not exceeding the minimum amount required to be so withheld) to be satisfied by reducing the number of shares otherwise deliverable or by accepting the delivery of Shares previously owned by the Participant, which Shares shall be valued at the Fair Market Value of the Common Stock on the exercise date in the case of a Stock Option and on the vesting date in the case of a Restricted Stock Award. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant. The Company or a Subsidiary may also withhold from any future earnings of salary, bonus or any other payment due to the Participant the amount necessary to satisfy any outstanding tax obligations related to the grant or exercise of any Award granted pursuant to this Plan.

13.7 Reimbursement of Taxes. The Committee may provide in its discretion that the Company or a Subsidiary may reimburse a Participant for Federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan. In no event shall such reimbursement occur later than the Short-term Deferral Deadline.

13.8 Governing Law. This Plan and all actions taken in connection with it shall be governed by the laws of the State of Ohio, without regard to the principles of conflict of laws.

13.9 Liability. No employee of the Company or a Subsidiary nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee and the Board shall be indemnified by the Company and its Subsidiaries for any liability and expenses which they may incur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

13.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

13.11 Transactions Involving Common Stock. Under no circumstances shall the Shares issued under this Plan include or be subject to a permanent mandatory repurchase obligation (other than a right of first refusal) or put or call right if the Share price under such right or obligation is based on a purchase price other than a purchase price equal to the Fair Market Value of such Shares.

13.12 Exemption from, or Compliance with, Section 409A. For federal income tax purposes, the Plan and the Awards granted hereunder are intended to be either exempt from, or compliant with, Section 409A of the Code. This Plan and all Awards granted hereunder shall be interpreted, operated and administered in a manner consistent with these intentions.

Supplement A to Plan

CHIQUITA BRANDS INTERNATIONAL, INC.

ANNUAL BONUS PROGRAM

SECTION A-1

GENERAL

Chiquita Brands International, Inc. (the “Company”) maintains the Chiquita Stock and Incentive Plan (the “Plan”) which provides, inter alia, for certain incentive compensation to Employees of the Company and its Subsidiaries. This Chiquita Annual Bonus Program (the “Program”) is established under Section IX of the Plan and is subject to all of the terms, conditions and limitations of the Plan, which shall be considered a part hereof. Capitalized terms in this Program not defined herein shall have the meanings given in the Plan.

SECTION A-2

BONUS AWARDS

A-2.1. Designation. The Committee, from time to time in its discretion, may designate those Employees who will have an opportunity to receive Bonus Awards under this Program for any Performance Period, together with the applicable performance goals established in accordance with Section A-2.3 for the Performance Period, and the amounts to be distributable in accordance with Section A-3 at levels of achievement of the performance goals. Any Bonus Award, or portion thereof, designated as intended to be Performance-Based Compensation shall comply with the requirements of this Section A-2 to the extent such compliance is determined by the Committee to be required for the award to be treated as Performance-Based Compensation.

A-2.2. Award Limit. No more than $5,000,000 in cash (or Fair Market Value if paid in Shares of Common Stock) may be paid pursuant to Bonus Award(s), or portions(s) thereof, intended to be Performance-Based Compensation that are granted to any one individual during any one calendar-year period.

A-2.3. Performance Goals. For any Bonus Award, or portion thereof, that is designated as intended to be Performance-Based Compensation:

(a)	The performance goals established for the Performance Period shall be objective (as that term is described in the Treasury Regulations under Code Section 162(m)).

(b)	The performance goals used by the Committee shall be based on one or more of the Performance Measures set forth in Section 2.30 of the Plan.

(c)

The Committee, in its discretion, may provide that receipt of a specified level of payment or distribution of a Bonus Award is contingent on achievement of performance goals satisfying paragraph (b) above, with such level subject to reduction unless other performance goals not set forth in paragraph (b) above also are satisfied.

Any Bonus Award, or portion thereof, not intended to be Performance-Based Compensation may be conditioned on such designated performance goals, factors or criteria as the Committee shall determine.

A-2.4. Attainment of Performance Goals. Subject to Section A-2.5, a Participant otherwise entitled to receive a Bonus Award, or portion thereof, that is designated as intended to be Performance-Based Compensation shall not receive a settlement of the award or portion until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section A-2.4, such exercise of discretion may not result in an increase in the amount of the Award.

A-2.5. Exceptions to Performance Goal Requirement. If a Participant is not employed by the Company or a Subsidiary on the last day of the Performance Period, the Participant shall not be entitled to any Bonus Award for that period; provided, however, that if a Participant’s Separation from Service is for any reason other than Cause, the Participant’s Bonus Award shall be determined in accordance with the terms of the Program as though the Participant had been employed on the last day of the Performance Period, with such amount distributable at the time distributable to other Participants who are actively employed, but subject to such reduction as the Committee, in its absolute discretion, determines to be appropriate.

SECTION A-3

DISTRIBUTIONS

Subject to Section A-2.4, a Participant’s Bonus Award shall be distributed to the Participant in cash or in Shares at such time and in such form as is determined by the Committee, but in no event later than the Short-term Deferral Deadline; provided that a Participant may defer payment of a Bonus Award to a date or dates after such time if the terms of the Bonus Award and any deferral election comply with the requirements of Section 409A of the Code; and further provided that, to the extent that distribution is made in Shares of Common Stock, the Shares shall be subject to such vesting or other restrictions as the Committee may establish.

SECTION A-4

OPERATION AND ADMINISTRATION

A-4.1. Effective Date. The “Effective Date” of this Program shall be April 3, 2003.

A-4.2. Benefits May Not Be Assigned. The interests of a Participant under the Program are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s beneficiary. The Participant’s rights under the Program are not transferable other than as designated by the Participant by will or by the laws of descent and distribution.

A-4.3. Benefits Under Other Plans. Amounts distributable to any Participant under the Program shall not be taken into account for purposes of determining the benefits under any plan that is intended to be qualified under Section 401(a) of the Code and any other plan or arrangement maintained by the Company or any Subsidiary, except as otherwise provided to the contrary by the Committee or in such other plan or arrangement.

SECTION A-5

COMMITTEE

The Committee’s administration of the Program shall be subject to the provisions of the Plan and the requirements of Code Section 162(m). Subject to the foregoing:

(a)	The Committee will have the authority and discretion to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make all other determinations that may be necessary or advisable for the administration of the Program.

(b)	Any interpretation of the Program by the Committee and any decision made by it under the Program is final and binding on all persons.

SECTION A-6

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Program, provided that, without the consent of an affected Participant or beneficiary, no amendment or termination may materially adversely affect the rights of such Participant or beneficiary under the Program with respect to Performance Periods that have ended prior to the date on which such amendment or termination is adopted by the Board.

SECTION A-7

DEFINED TERMS

In addition to the other definitions contained herein and in the Plan, the following definitions shall apply:

(a)	Bonus Award. The term “Bonus Award” means an award determined in accordance with Section A-2 and distributable in accordance with Section A-3.

(b)	Participant. The term “Participant” means an Employee who has been selected by the Committee to participate in this Program.

(c)	Performance Period. The term “Performance Period” means any calendar year after 2003, or such other period beginning after December 31, 2003 that is established by the Committee as a Performance Period for this Program.

Supplement B to Plan

CHIQUITA BRANDS INTERNATIONAL, INC.

LONG-TERM INCENTIVE PROGRAM

SECTION B-1

GENERAL

Chiquita Brands International, Inc. (the “Company”) maintains the Chiquita Stock and Incentive Plan (the “Plan”) which provides, inter alia, for certain incentive compensation to Employees of the Company and its Subsidiaries. This Chiquita Long-Term Incentive Program (the “Program”) is established under Section IX of the Plan and is subject to all the terms, conditions and limitations of the Plan, which shall be considered a part hereof. Capitalized terms in this Program not defined herein shall have the meanings given in the Plan.

SECTION B-2

LONG-TERM INCENTIVE AWARDS

B-2.1. Designation. The Committee, from time to time in its discretion, may designate those Employees who will have an opportunity to receive Long-Term Incentive Awards under this Program for any Performance Period, together with the applicable performance goals established in accordance with Section B-2.3 for the Performance Period, and the amounts to be distributable in accordance with Section B-3 at levels of achievement of the performance goals. Any Long-Term Incentive Award, or portion thereof, designated as intended to be Performance-Based Compensation shall comply with the requirements of this Section B-2 to the extent such compliance is determined by the Committee to be required for the award to be treated as Performance-Based Compensation.

B-2.2. Award Limit. Long-Term Incentive Award(s), or portion(s) thereof, intended to be Performance-Based Compensation that are granted to any one individual during any one calendar-year period shall be subject to the limitations set forth in Section 4.2 of the Plan.

B-2.3. Performance Goals. For any Long-Term Incentive Award, or portion thereof, that is designated as intended to be Performance-Based Compensation:

(a)	The performance goals established for the Performance Period shall be objective (as that term is described in the Treasury Regulations under Code Section 162(m)).

(b)	The performance goals used by the Committee shall be based on one or more of the Performance Measures set forth in Section 2.30 of the Plan.

(c)	The Committee, in its discretion, may provide that receipt of a specified level of payment or distribution of a Long-Term Incentive Award is contingent on achievement of performance goals satisfying paragraph (b) above, with such level subject to reduction unless other performance goals not set forth in paragraph (b) above are also satisfied.

Any Long-Term Incentive Award, or portion thereof, not designated as intended to be Performance-Based Compensation may be conditioned on such performance goals, factors or criteria as the Committee shall determine.

B-2.4. Attainment of Performance Goals. Subject to Section B-2.5, a Participant otherwise entitled to receive a Long-Term Incentive Award, or portion thereof, that is designated as intended to be Performance-Based Compensation shall not receive a settlement of the award or portion until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section B-2.4, such exercise of discretion may not result in an increase in the amount of the Award.

B-2.5. Exceptions to Performance Goal Requirement. If a Participant is not employed by the Company or a Subsidiary on the last day of the Performance Period, the Participant shall not be entitled to any Long-Term Incentive Award for that period; provided, however, that if a Participant’s Separation from Service is for any reason other than Cause and as of such date of separation the performance goals, factors or criteria on which payment of the Award are conditioned (other than any Passage of Time Criteria) cause the Award to be continue to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code), the Participant’s Long-Term Incentive Award shall be determined in accordance with the terms of the Program as though the Participant had been employed on the last day of the Performance Period, with such amount distributable at the time distributable to other Participants who are actively employed, and subject to such reduction as the Committee, in its absolute discretion, determines to be appropriate.

SECTION B-3

DISTRIBUTIONS

Subject to Section B-2.4, a Participant’s Long-Term Incentive Award shall be distributed to the Participant in cash or in Shares at such time and in such form as is determined by the Committee, but in no event later than the Short-term Deferral Deadline; provided that a Participant may defer payment of the Long-Term Incentive Award to a date or dates after such time if the terms of the Long-Term Incentive Award and any deferral election comply with the requirements of Section 409A of the Code; and further provided that, to the extent that distribution is made in Shares of Common Stock, the Shares shall be subject to such vesting or other restrictions as the Committee may establish.

SECTION B-4

OPERATION AND ADMINISTRATION

B-4.1. Effective Date. The “Effective Date” of this Program shall be April 3, 2003.

B-4-2. Benefits May Not Be Assigned. The interests of a Participant under the Program are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s beneficiary. The Participant’s rights under the Program are not transferable other than as designated by the Participant by will or by the laws of descent and distribution.

B-4-3. Benefits Under Other Plans. Amounts distributable to any Participant under the Program shall not be taken into account for purposes of determining the benefits under any plan that is intended to be qualified under Section 401(a) of the Code and any other plan or arrangement maintained by the Company or any Subsidiary, except as otherwise provided to the contrary by the Committee or in such other plan or arrangement.

SECTION B-5

COMMITTEE

The Committee’s administration of the Program shall be subject to the provisions of the Plan and the requirements of Code Section 162(m). Subject to the foregoing:

(a)	The Committee will have the authority and discretion to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make all other determinations that may be necessary or advisable for the administration of the Program.

(b)	Any interpretation of the Program by the Committee and any decision made by it under the Program is final and binding on all persons.

SECTION B-6

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Program, provided that, without the consent of an affected Participant or beneficiary, no amendment or termination may materially adversely affect the rights of such Participant or beneficiary under the Program with respect to Performance Periods that have ended prior to the date on which such amendment or termination is adopted by the Board.

SECTION B-7

DEFINED TERMS

In addition to the other definitions contained herein and in the Plan, the following definitions shall apply:

(a)	Long-Term Incentive Award. The term “Long-Term Incentive Award” means an award determined in accordance with Section B-2 and distributable in accordance with Section B-3.

(b)	Participant. The term “Participant” means an Employee who has been selected by the Committee to participate in this Program.

(c)	Performance Period. The term “Performance Period” means any period beginning after December 31, 2003 that is established by the Committee as a Performance Period for this Program.